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                                                                    EXHIBIT 21.1


                              List of Subsidiaries
                              --------------------


Name  Jurisdiction of Incorporation
----  -----------------------------

Physicians Quality Care of Massachusetts, Inc.                    Massachusetts

Physicians Quality Care of Maryland, Inc.                         Maryland

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